Exhibit 10.29 Agreement with E & E Communications

                              E & E COMMUNICATIONS
                          Public & Investor Relations
                 25052 Salford Street o Laguna Hills, CA 92653
                         949/707-5365 o 949/707-5375
                       http://www.eandecommunications.com

                              CONSULTING AGREEMENT

This Agreement is made between GenoMed, Inc., 909 S. Taylor Ave., St. Louis, MO.
63110 and E & E Communications, 25052 Salford St., Laguna Hills, CA 92653. This
agreement is made and entered into on Feb. 6, 2004.

AGREEMENTS

     1.   E & E Communications will provide to GenoMed the following services:

          o Assist in the preparation of all Company news releases and other
            Company public announcements.
          o Pitch GenoMed stories to the media, including national, feature and trade press. Develop story lines to make the Company attractive to the major media and financial community.
          o Prepare targeted materials for the media and potential investors.
            Assist in continuous communications that emphasize the key strengths and competitive advantages of the Company's management, business plan and technologies.

COMPENSATION

     1.   GenoMed will pay E & E Communications $2000 a month for the work described above, payable at the start of the month upon receipt of an invoice from E & E Communications. Also, GenoMed will be billed expenses for which the Company granted prior approval, such as PR
          Newswire costs to issue news releases, without any markup by E & E
          Communications.

CANCELLATION

     1.   This agreement can be cancelled by either party upon 30-day notice.

/s/Paul Knopick               /s/David W. Moskowitz
Paul Knopick                  David W. Moskowitz, MD
Principal                     President, CEO, Chairman and Chief Medical Officer
E & E Communications          GenoMed, Inc.